UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2010
Date of Report (Date of earliest event reported)

BWI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-145471	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3915 – 61st Avenue S.E. Calgary, Alberta Canada	T2C 1V5
(Address of principal executive offices)	(Zip Code)

(403) 255-2900
Registrant’s telephone number, including area code

n/a
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.       REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Exchange Agreement

Effective December 30, 2010, BWI Holdings, Inc., a Nevada corporation (the “Corporation”) entered into a stock exchange agreement (the “Stock Exchange Agreement”) with Aquasil Inc., a New York corporation (“Aquasil”), and Ilia Khassidov, the sole shareholder of Aquasil (the “Aquasil Shareholder”). In accordance with the terms and provisions of the Stock Exchange Agreement, the Corporation acquired one hundred percent (100%) of the total issued and outstanding shares of common stock of Aquasil held of record by the Aquasil Shareholder in exchange for issuance of an aggregate 70,000,000 shares of its restricted common stock to the Aquasil Shareholder.

Assignment

Aquasil previously had entered into that certain license agreement dated October 25, 2010 (the “License Agreement”) with Khasid ICT, a corporation organized under the laws of Tajikistan (“Khasid”), pursuant to which Khasid as the sole and exclusive owner of all formula ownership rights to that certain formula serial no. ROSS TJ 72 N00422 (the “Formula”) granted to Aquasil all right, title and interest in and to the Formula. This Formula is used in the marketing and distribution of “Mineral Silver Water”. Aquasil desires to grant to the Corporation all of its right, title and interest in and to the Formula as evidenced by the License Agreement. Effective December 30, 2010, the Corporation entered into an assignment agreement with Aquasil (the “Assignment”). In accordance with the terms and provisions of the Assignment, Aquasil assigned to the Corporation all of its right, title and interest in and to the Formula and the License Agreement.

Business Operations

The Corporation will engage in the marketing and distribution of “Mineral Silver Water”. Water is life – this is an ancient eastern wisdom. This saying is also true for our days. The technological influence of the humankind on the environment has potentially reached threatening levels.  The use of pesticides in the agriculture, the influence of chemical production, auto transport, worn-out utility lines – this list of the factors which decrease the quality of the water is far from complete. Based on United Nations data, management believes that inhabitants of our planet experience the deficit of water and about 70% of inhabitants consume drinking water of poor quality. With each year the problem of water consumption becomes increasingly urgent, especially in the arid regions of Asia, Africa and etc. The situation here can be described as very pressing, both in the sense of scarcity and quality of water.

Within developed nations, management believes that about 92% of population use for consumption purchased purified water with a stable content of calcium, magnesium, iodine, fluorine and other most important microelements. The concentration of microelement is the most important factor which highly varies in various types of water sold in the stores, starting with almost completely distilled one, obtained by the technology of reverse osmosis, and ending with a very hard one, which is obtained practically without any additional treatment and processing from various underground springs. In the process of estimating the degree of the risk from the nature of undesirable admixtures in the water, the most important role is played by microbiological pollution. Thus, the studies of Dr. Robert Tardiff from the USA showed that the danger of contracting a disease from the microbiologically contaminated water is thousand times higher (up to hundred thousand times) than from the pollution of water by the chemical compounds of various nature.

The government of Republic of Tadzhikistan has been trying to solve the problems of this nature for many years. Tadzhikistan is located in the southeast Central Asia. Tadzhikistan is rich in various mineral waters. Many types of mineral waters are found distinguished by the specific components - carbonate, hydrogen sulfide, iodine-brome, siliceous, radon and also by the level of mineralization - from fresh water to the highly strong brines; by the content of gases - carbonate, hydrogen sulfide, nitric, methane; by the temperature - from cold to very hot. In the Republic of Tadzhikistan, there are registered more than 200 springs. In the regions of paleozoic deposits and magmatic rock there are noted 86 natural yields of carbonate and nitric waters, about 70 of them are located on the Pamirs. The high-yielding springs – Obigarm, Hodja -Obigarm - are located within the limits of Gissar ridge. The gorge Vardob is also located there. The Varzobok gorge contains seven mountain rivers: Varzob (High water}, Simigandzh, Sieme, Vakhsh, Siyi, Amoo, Sokkhab. Pristine beauty of the surrounding nature, region of high mountains, complete absence and remoteness of the industrial centers serves as the reliable protection of the water from the polluting environmental effects.

In this remote location, Khasid has acquired a section of land and constructed a water intake facility with environmentally protected conservation zone on the basis of the natural, self-effusing spring, with the debit of water 50 m3 in a 24 hour period, which ensures intake and dispatch of the superb, ecologically clean mineral water " Mineral Silver Water" with the natural silver content. At the same time, at the distance of 30 km from the mineral spring in the city of Dushanbe, Khasid has built a plant, equipped with the continuous production cycle facilities for the production of PET bottles, bottling and packing of the finished product. Distribution of the finished product is carried out through the network of retail outlets and the foreign Embassies of the city and the republic.

"Mineral Silver Water" - natural water - contains vitally important set of mineral substances and microelements, which is needed daily for the normal functioning of the human body. Chemical composition of the water “Mineral Silver Water” is determined on July 6, 2007 by Experimental Laboratory of the Standardization, Metrology, Certification Academy of Russia.

SECTION 3.       SECURITIES AND TRADING MATTERS

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES

Effective on December 30, 20120, the Corporation issued an aggregate of 70,000,000 shares of its resticted common stock to the Aquasil Shareholder, a non-United States resident. In accordance with the terms and provisions of the Agreement, the Aquasil Shareholder acquired an aggregate of 70,000,000 shares of the Company’s restricted common stock in exchange for one hundred percent (100%) of the total issued and outstanding shares of Aquasil held of record by the Aquasil Shareholder in a private transaction.

The shares were issued to a non-United States Investor in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The Aquasil Shareholder acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Corporation’s executive officers and directors; and (iii) the Corporation’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 79,498,063 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Ilia Khassidov	70,000,000	88.1%
Robert Baker 3915 61st Avenue SE Calgary, Alberta Canada T2C 1V5	-0-	0%
Kendall Dilling 3915 61st Avenue SE Calgary, Alberta Canada T2C 1V5	-0-	0%
Bruce Milroy 3915 61st Avenue SE Calgary, Alberta Canada T2C 1V5	-0-	0%
Branislav Jovanovic 3915 61st Avenue SE Calgary, Alberta Canada T2C 1V5	-0-	0%
All executive officers and directors as a group (5 person)	70,000,000	88.1%
Beneficial Shareholders Greater than 10%:
None

*	Less than one percent.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report. As of the date of this Current Report, there are 79,498,063 shares issued and outstanding.

SECTION 5         CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01Changes in Control of Registrant

The Corporation refers to Item 1.01 and Item 3.02 above concerning the change in control.

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Following the Stock Exchange Agreement: (i) Ilia Khassidov consented to act as a member of the Board of Directors and the President/Chief Executive Officer of the Corporation effective December 30, 2010; and (ii) Jim Can resigned as the President/Chief Executive Officer and a member of the Board of Directors of the Corporation effective December 30, 2010. Thus as of the date of this Current Report, the Board of Directors consistes of Ilia Khassidov, Robert Baker and Kendall Dilling.

The biographies of the new director and officer is set forth below as follows:

Ilia Khassidov.  Ilya Khassidov has been the chief executive officer and a director of Aquasil. During the past ten years, Mr. Khassidov has managed and controlled several companies ranging from natural resource development, including marble and granite reserves, to Aquasil, which has developed a mineral water containing real silver compounds in order to fight bacteria in the human body. Mr. Khassidov’s controls and manages Khasid, which has acquired a section of land and constructed a water intake facility with environmentally protected conservation zone on the basis of the natural, self-effusing spring, with the debit of water 50 m3 in a twenty-four hour period, which ensures intake and dispatch of the superb, ecologically clean mineral water " Mineral Silver Water" with the natural silver content. Mr. Khassidov has also constructed office buildings and facilities, namely, contemporary administrative two-story building with improved sanitary facilities, buildings, container production facilities, facilities for water bottling and packaging of final product, warehouse and utility systems with a total area of 2400 sq.m.

Mr. Khassidov is a well-known businessman in his native Tajikistan former republic of the Soviet Union.  Mr. Khassidov has had great success with the “Mineral Silver Water” in Tajikistan and throughout Europe and intends to expand the market into North America by engaging in large scale marketing campaigns ranging from TV commericals to sporting events and celebrity endorsements.

SECTION 9        FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01             Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1  Stock Exchange Agreement between BWI Holdings, Inc., Aquasil Inc., and Ilia Khassidov dated December 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWI HOLDINGS INC.
DATE: December 30, 2010
Name: Jim Can
Title: President/Chief Executive Officer